Exhibit 99.1

CALIBER REPORTS SECOND QUARTER 2024 RESULTS

SCOTTSDALE, Ariz., August 12, 2024 – Caliber (NASDAQ: CWD; “CaliberCos Inc.”), a real estate investor, developer, and asset manager, today reported results for the second quarter ended on June 30, 2024.

As previously communicated, Caliber has simplified the presentation of its financial statements through the deconsolidation of certain entities’ assets, liabilities, revenues, and expenses from the Company’s financials. Caliber’s GAAP financial metrics are impacted by the timing of deconsolidation. As such, periods presented may not be comparable due to the deconsolidation of certain entities.

Second Quarter 2024 Financial Highlights (compared to second quarter 2023)

•Total revenue of $8.2 million, a 60.0% decrease reflecting the deconsolidation of Caliber Hospitality, LP and the Caliber Hospitality Trust (“CHT”) in March 2024. Caliber estimates total revenue would have increased had the deconsolidated asset results not been included in the Q2 2023 comparison period.
•Platform revenue of $4.2 million, a 24.9% increase
◦Asset management revenue of $4.2 million driving the stated results
◦No significant performance allocations were earned
•Net loss attributable to Caliber of $4.7 million, or $0.22 per diluted share, compared to net loss attributable to Caliber of $5.7 million or $0.29 per diluted share
•Caliber Adjusted EBITDA loss of $2.5 million, compared to Caliber Adjusted EBITDA loss of $2.3 million
•Fair value assets under management (“FV AUM”) of $773.2 million, a 4.3% increase compared to December 31, 2023, primarily due to the acquisition of our West Ridge property in Colorado, net market appreciation, and construction activity, partially offset by land parcel sales at Johnstown and the sale of a self-storage property
•Managed capital of $469.8 million, a 7.4% increase compared to December 31, 2023, with originations of $38.0 million, partially offset by redemptions of $5.9 million

Management Commentary

“Our second quarter performance was in line with our expectations, with asset management revenue up nearly 25% year-over-year,” said Chris Loeffler, CEO of Caliber. “We are on track to achieve the $6.5 million in annualized cost savings from our recent cost reduction initiatives, with a partial impact expected in the second half of the year. Caliber remains focused on our goal of achieving profitability in the short term and we expect to generate positive adjusted EBITDA by the fourth quarter of 2024 and positive net profit for the full year 2025.”

“As we continue to sharpen our focus on increasing revenue, Caliber has set three priorities for top-line growth. Our first priority is to acquire more income-producing real estate investments with a target to close on the first $1 billion of assets in our planned roll-up of the Caliber Hospitality Trust, or CHT.”

“Our second priority to accelerate revenue growth is to provide more single-asset investment offerings and our third priority is to develop projects in our pipeline related to existing Caliber properties, which we expect will drive the best results for our stakeholders.”

Business Update

The following are key milestones completed both during and subsequent to the second quarter ended June 30, 2024.

•On April 29, 2024, Caliber announced the sale of Areas B and C of The Ridge development, each approximately 20-acre parcels of land in Johnstown, Colo., for an aggregate $12.3 million.
•On May 1, 2024, Caliber closed on the capitalization of Phase 1 of the Company’s SP10 project, which includes the conversion of an existing hotel to apartments along with the development of new town homes surrounding the site, producing 188 units in total. Demolition is nearly complete, and construction is expected to begin in the third quarter 2024.
•On May 7, 2024, Caliber announced the sale of an approximately 50-acre parcel of land in Johnstown, Colo., to the Archdiocese of Denver for $7.7 million.
•In May 2024, CHT received a $10 million investment into its Series D preferred equity. This investment nearly doubles the current total of preferred equity invested into CHT and will help advance the business plans of Caliber and CHT.
•On June 25, 2024, Caliber completed construction on Jordan’s Lofts, a 48-unit Class A multifamily property in Downtown Bryan, Texas. 96% of the residential units are leased and the building also features 6,500 square feet of retail space on the ground floor, which is seeking tenants.
•As of June 30, 2024, Caliber was actively developing 1,940 multifamily units, 1,942 single family units, 2.6 million square feet of commercial and industrial, and 0.8 million square feet of office and retail.

Conference Call Information

Caliber will host a conference call today, Monday, August 12, 2024, at 5:00 p.m. Eastern Time (ET) to discuss its second quarter 2024 financial results and business outlook. To access this call, dial 1-800-717-1738 (domestic) or 1-646-307-1865 (international). A live webcast of the conference call will be available via the investor relations section of Caliber’s website under “Financial Results.” The webcast replay of the conference call will be available on Caliber’s website shortly after the call concludes.

About Caliber (CaliberCos Inc.) (NASDAQ: CWD)

With more than $2.9 billion of managed assets, including estimated costs to complete assets under development, Caliber’s 15-year track record of managing and developing real estate is built on a singular goal: make money in all market conditions. Our growth is fueled by our performance and our competitive advantage: we invest in projects, strategies, and geographies that global real estate institutions do not. Integral to our competitive advantage is our in-house shared services group, which offers Caliber greater control over our real estate and visibility to future investment opportunities. There are multiple ways to participate in Caliber’s success: invest in Nasdaq-listed CaliberCos Inc. and/or invest directly in our Private Funds.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate including, but not limited to, the Company’s ability to adequately grow cumulative fundraising, AUM and annualized platform revenue to meet 2026 targeted goals, the closing of the transaction with L.T.D. Hospitality Group LLC and the viability of and ability of the Company to adequately access the real estate and capital markets. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:

Caliber:
Victoria Rotondo
+1 480-295-7600
Victoria.Rotondo@caliberco.com

Investor Relations:
Lisa Fortuna, Financial Profiles
+1 310-622-8251
ir@caliberco.com

Media Relations:
Kelly McAndrew, Financial Profiles
+1 310-622-8239
KMcAndrew@finprofiles.com

CALIBERCOS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended June 30,
	2024	2023
	(unaudited)
Revenues
Asset management revenues	$3,226	$1,894
Performance allocations	16	12
Consolidated funds – hospitality revenues	2,894	16,273
Consolidated funds – other revenues	2,043	2,266
Total revenues	8,179	20,445

Expenses
Operating costs	5,535	6,820
General and administrative	2,079	1,426
Marketing and advertising	227	325
Depreciation and amortization	144	137
Consolidated funds – hospitality expenses	3,312	20,749
Consolidated funds – other expenses	1,358	1,949
Total expenses	12,655	31,406

Other income, net	318	546
Interest income	157	96
Interest expense	(1,315)	(1,261)
Net loss before income taxes	(5,316)	(11,580)
Benefit from income taxes	—	—
Net loss	(5,316)	(11,580)
Net loss attributable to noncontrolling interests	(586)	(5,854)
Net loss attributable to CaliberCos Inc.	(4,730)	(5,726)
Basic and diluted net loss per share attributable to common stockholders	$(0.22)	$(0.29)
Weighted average common shares outstanding:
Basic and diluted	21,811	19,612

CALIBERCOS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

	June 30, 2024	December 31, 2023
	(unaudited)
Assets
Cash	$638	$940
Restricted cash	2,455	2,569
Real estate investments, net	21,621	21,492
Notes receivable - related parties	778	50
Due from related parties	11,118	9,709
Investments in unconsolidated entities	12,475	3,338
Operating lease - right of use assets	170	193
Prepaid and other assets	2,661	2,781
Assets of consolidated funds
Cash	1,146	2,865
Restricted cash	316	11,266
Real estate investments, net	83,251	185,636
Accounts receivable, net	168	1,978
Notes receivable - related parties	57,194	34,620
Operating lease - right of use assets	—	10,318
Prepaid and other assets	1,248	11,677
Total assets	$195,239	$299,432

CALIBERCOS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

	June 30, 2024	December 31, 2023
Liabilities and Stockholders’ Equity
Notes payable	$50,169	$53,799
Accounts payable and accrued expenses	9,707	8,886
Due to related parties	86	257
Operating lease liabilities	106	119
Other liabilities	813	420
Liabilities of consolidated funds
Notes payable, net	36,553	129,684
Notes payable - related parties	—	12,055
Accounts payable and accrued expenses	1,792	11,736
Due to related parties	168	101
Operating lease liabilities	—	13,957
Other liabilities	641	2,400
Total liabilities	100,035	233,414

Commitments and Contingencies

Common stock Class A, $0.001 par value; 100,000,000 shares authorized, 14,628,638 and 13,872,671 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	15	14
Common stock Class B, $0.001 par value; 15,000,000 shares authorized, 7,416,414 shares issued and outstanding as June 30, 2024 and December 31, 2023	7	7
Paid-in capital	40,599	39,432
Accumulated deficit	(45,365)	(36,830)
Stockholders’ equity (deficit) attributable to CaliberCos Inc.	(4,744)	2,623
Stockholders’ equity attributable to noncontrolling interests	99,948	63,395
Total stockholders’ equity	95,204	66,018
Total liabilities and stockholders’ equity	$195,239	$299,432

Definitions

Assets Under Management

AUM refers to the assets we manage or sponsor. We monitor two types of information with regard to our AUM:

i.Managed Capital – we define this as the total capital we fundraise from our customers as investments in our funds. It also includes fundraising into our corporate note program, the proceeds of which were used, in part, to invest in or loan to our funds. We use this information to monitor, among other things, the amount of ‘preferred return’ that would be paid at the time of a distribution and the potential to earn a performance fee over and above the preferred return at the time of the distribution. Our fund management fees are based on a percentage of managed capital or a percentage of assets under management, and monitoring the change and composition of managed capital provides relevant data points for Caliber management to further calculate and predict future earnings.

ii.Fair Value (“FV”) AUM – we define this is as the aggregate fair value of the real estate assets we manage and from which we derive management fees, performance revenues and other fees and expense reimbursements. We estimate the value of these assets quarterly to help make sale and hold decisions and to evaluate whether an existing asset would benefit from refinancing or recapitalization. This also gives us insight into the value of our carried interest at any point in time. We also utilize FV AUM to predict the percentage of our portfolio which may need development services in a given year, fund management services (such as refinance), and brokerage services. As we control the decision to hire for these services, our service income is generally predictable based upon our current portfolio AUM and our expectations for AUM growth in the year forecasted.

Non-GAAP Measures

We use non-GAAP financial measures to evaluate operating performance, identify trends, formulate financial projections, make strategic decisions, and for other discretionary purposes. We believe that these measures enhance the understanding of ongoing operations and comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they provides investors a view of the performance attributable to CaliberCos Inc. When analyzing our operating performance, investors should use these measures in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. Our presentation of non-GAAP measures may not be comparable to similarly identified measures of other companies because not all companies use the same calculations. These measures may also differ from the amounts calculated under similarly titled definitions in our debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

Fee-Related Earnings and Related Components

Fee-Related Earnings is a supplemental non-GAAP performance measure used to assess our ability to generate profits from fee-based revenues, focusing on whether our core revenue streams, are sufficient to cover our core operating expenses. Fee- Related Earnings represents the Company’s net income (loss) before income taxes adjusted to exclude depreciation and amortization, stock-based compensation, interest expense and extraordinary or non-recurring revenue and expenses, including performance allocation revenue and gain (loss) on extinguishment of debt, public registration direct costs related to aborted or delayed offerings and our Reg A+ offering, the share repurchase costs related to the Company’s Buyback Program, litigation settlements, and expenses recorded to earnings relating to investment deals which were abandoned or closed. Fee-Related Earnings is presented on a basis that deconsolidates our consolidated funds (intercompany eliminations) and eliminates noncontrolling interest. Eliminating the impact of consolidated funds and noncontrolling interest provides investors a view of the performance attributable to CaliberCos Inc. and is consistent with performance models and analysis used by management.

Distributable Earnings

Distributable Earnings is a supplemental non-GAAP performance measure equal to Fee-Related Earnings plus performance allocation revenue and less interest expenses and provision for income taxes. We believe that Distributable Earnings can be useful as a supplemental performance measure to our GAAP results assessing the amount of earnings available for distribution.

Caliber Adjusted EBITDA

Caliber Adjusted EBITDA represents the Company’s Distributable Earnings adjusted for interest expense, the share repurchase costs related to the Company’s Buyback Program, other income (expense), and provision for income taxes on a basis that deconsolidates our consolidated funds (intercompany eliminations), Loss on CRAF Investment Redemption, Gain on extinguishment of Payroll Protection Program loans, and eliminates noncontrolling interest. Eliminating the impact of consolidated funds and noncontrolling interest provides investors a view of the performance attributable to CaliberCos Inc. and is consistent with performance models and analysis used by management.

Consolidated Adjusted EBITDA

Consolidated Adjusted EBITDA represents the Company’s and the consolidated funds’ earnings before net interest expense, income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, transaction fees, expenses and other public registration direct costs related to aborted or delayed offerings and our Reg A+ offering, the share repurchase costs related to the Company’s Buyback Program, litigation settlements, expenses recorded to earnings relating to investment deals which were abandoned or closed, any other non-cash expenses or losses, as further adjusted for extraordinary or non-recurring items.

NON-GAAP RECONCILIATIONS
(AMOUNTS IN THOUSANDS) (UNAUDITED)

	Three Months Ended June 30,
	2024	2023
Net loss attributable to CaliberCos Inc.	$(4,730)	$(5,726)
Net income (loss) attributable to noncontrolling interests	(586)	(5,854)
Net loss	(5,316)	(11,580)
Provision for income taxes	—	—
Net loss before income taxes	(5,316)	(11,580)
Depreciation and amortization	119	137
Consolidated funds' impact on fee-related earnings	491	5,781
Stock-based compensation	584	1,922
Severance	171	—
Performance allocations	(16)	(12)
Other expenses (income), net	(318)	(546)
Interest expense, net	1,145	763
Fee-related earnings	(3,140)	(3,535)
Performance allocations	16	12
Interest expense, net	(1,145)	(763)
Provision for income taxes	—	—
Distributable earnings	(4,269)	(4,286)
Interest expense	1,315	1,261
Other expenses (income), net	318	546
Provision for income taxes	—	—
Consolidated funds' impact on Caliber adjusted EBITDA	185	152
Caliber adjusted EBITDA	(2,451)	(2,327)
Consolidated funds' EBITDA adjustments	1,485	1,070
Consolidated adjusted EBITDA	$(966)	$(1,257)

ASSET MANAGEMENT PLATFORM SEGMENT(1)
(AMOUNTS IN THOUSANDS) (UNAUDITED)

	Three Months Ended June 30, 2024
	Unconsolidated	Impact of Consolidated Fund and Eliminations	Consolidated
Revenues
Asset management	$4,179	$(953)	$3,226
Performance allocations	33	(17)	16
Consolidated funds – hospitality revenue	—	2,894	2,894
Consolidated funds – other revenue	—	2,043	2,043
Total revenues	4,212	3,967	8,179
Expenses
Operating costs	5,760	(225)	5,535
General and administrative	2,091	(12)	2,079
Marketing and advertising	227	—	227
Depreciation and amortization	119	25	144
Consolidated funds – hospitality expenses	—	3,312	3,312
Consolidated funds – other expenses	—	1,358	1,358
Total expenses	8,197	4,458	12,655

Other income (expenses), net	490	(172)	318
Interest income	170	(13)	157
Interest expense	(1,315)	—	(1,315)
Net loss before income taxes	$(4,640)	$(676)	$(5,316)
Provision for income taxes	—	—	—
Net loss	(4,640)	(676)	(5,316)
Net loss attributable to noncontrolling interests	—	(586)	(586)
Net loss attributable to CaliberCos Inc.	$(4,640)	$(90)	$(4,730)
___________________________________________
(1) Represents the results of our asset management platform segment, which are presented on a basis that deconsolidates our consolidated funds (intercompany eliminations) and eliminate noncontrolling interest.

	Three Months Ended June 30, 2023
	Unconsolidated	Impact of Consolidated Fund and Eliminations	Consolidated
Revenues
Asset management	$3,348	$(1,454)	$1,894
Performance allocations	24	(12)	12
Consolidated funds – hospitality revenue	—	16,273	16,273
Consolidated funds – other revenue	—	2,266	2,266
Total revenues	3,372	17,073	20,445
Expenses
Operating costs	6,731	89	6,820
General and administrative	1,398	28	1,426
Marketing and advertising	326	(1)	325
Depreciation and amortization	92	45	137
Consolidated funds – hospitality expenses	—	20,749	20,749
Consolidated funds – other expenses	—	1,949	1,949
Total expenses	8,547	22,859	31,406

Other income (expenses), net	297	249	546
Interest income	497	(401)	96
Interest expense	(1,260)	(1)	(1,261)
Net loss before income taxes	$(5,641)	$(5,939)	$(11,580)
Provision for income taxes	—	—	—
Net loss	(5,641)	(5,939)	(11,580)
Net loss attributable to noncontrolling interests	—	(5,854)	(5,854)
Net loss attributable to CaliberCos Inc.	$(5,641)	$(85)	$(5,726)

REVENUE(1)
(AMOUNTS IN THOUSANDS) (UNAUDITED)

	Three Months Ended June 30, 2024
	2024	2023
Fund set-up fees	$665	$9
Fund management fees	2,665	2,369
Financing fees	80	150
Development and construction fees	328	657
Brokerage fees	441	163
Total asset management	4,179	3,348
Performance allocations	33	24
Total revenue	$4,212	$3,372
___________________________________________
(1) Represents the results of our asset management platform segment, which are presented on a basis that deconsolidates our consolidated funds (intercompany eliminations) and eliminate noncontrolling interest.

FV AUM
(AMOUNTS IN THOUSANDS) (UNAUDITED)

Balances as of December 31, 2023	$741,190
CHT contribution	29,900
Construction and net market appreciation	10,971
Assets sold(1)	(12,771)
Credit(2)	(781)
Other(3)	(1,771)
Balances as of March 31, 2024	766,738
Assets acquired(4)	14,000
Construction and net market appreciation	27,994
Assets sold or disposed(1)	(22,994)
Credit(2)	(12,835)
Other(3)	310
Balances as of June 30, 2023	$773,213

	June 30,
	2024	2023
Real Estate
Hospitality	$68,000	$67,200
Caliber Hospitality Trust	234,300	201,600
Residential	140,700	138,000
Commercial	251,300	240,400
Total Real Estate	694,300	647,200
Credit(1)	70,972	84,588
Other(2)	7,941	9,402
Total	$773,213	$741,190
___________________________________________
(1) Assets sold during the six months ended June 30, 2024 include a commercial asset, lot sales related to two development assets in Colorado, and one home from our residential fund.
(2) Credit FV AUM represents loans made to Caliber’s investment funds by our diversified credit fund.
(3) Other FV AUM represents undeployed capital held in our diversified funds.
(4) Assets acquired during the six months ended June 30, 2024 include land for one commercial asset in Colorado.

MANAGED CAPITAL
(AMOUNTS IN THOUSANDS) (UNAUDITED)

		Managed Capital
Balances as of December 31, 2023		$437,625
Originations		19,099
Redemptions		(2,819)
Balances as of March 31, 2024		453,905
Originations		18,936
Redemptions		(3,041)
Balances as of June 30, 2024		$469,800

	June 30, 2024	December 31, 2023
Real Estate
Hospitality	$43,660	$43,660
Caliber Hospitality Trust(1)	95,817	70,747
Residential	89,713	74,224
Commercial	161,697	155,004
Total Real Estate(2)	390,887	343,635
Credit(3)	70,972	84,588
Other(4)	7,941	9,402
Total	$469,800	$437,625
_________________________________________
(1) The Company earns a fund management fee of 0.70% of the Caliber Hospitality Trust’s enterprise value and is reimbursed for certain costs incurred on behalf of the Caliber Hospitality Trust.
(2) Beginning during the year ended December 31, 2023, the Company includes capital raised from investors in CaliberCos Inc. through corporate note issuances that was further invested in our funds in Managed Capital. As of June 30, 2024 and December 31, 2023, the Company had invested $18.8 million and $18.3 million, respectively, in our funds.
(3) Credit managed capital represents loans made to Caliber’s investment funds by the Company and our diversified funds. As of June 30, 2024 and December 31, 2023, the Company had loaned $1.1 million and $8.5 million to our funds.
(4) Other managed capital represents undeployed capital held in our diversified funds.